                                                                    EXHIBIT 4.10

                         FORM OF GUIDELINES TO FORM W-9

                           IMPORTANT TAX INFORMATION

     Under the federal income tax law, (i) payments and distributions that may
be made by EXCO Resources, Inc. ("EXCO") on shares of the   % convertible
preferred stock of EXCO issued upon the exercise of Rights and (ii) payments that may be remitted by the Subscription Agent to Rights holders in respect of Rights sold on such holders' behalf by the Subscription Agent, may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless (a) the holder is exempt from backup withholding or (b) the holder furnishes the payer with his correct tax identification number and certifies that the number provided is correct and, in the case of backup withholding on dividend payments, the holder further certifies that such holder is not subject to backup withholding due to prior underreporting of interest or dividend income. Each Rights holder who either exercises Rights or requests the Subscription Agent to sell Rights and wishes to avoid backup withholding must provide the Subscription Agent (as EXCO's agent, in respect of exercised Rights, and as payer with respect to Rights sold by the Subscription Agent) with such Rights holder's correct taxpayer identification number (or with a certification that such Rights holder is awaiting a taxpayer identification number) and with a certification that such Rights holder is not subject to backup withholding, by completing Substitute Form W-9 below.

     Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, the Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. The form of such statements can be obtained from the Subscription Agent. Exempt Rights holders, while not required to file, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, EXCO or the Subscription Agent, as the case may be, will be required to withhold 31% of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, persons subject to backup withholding are entitled to credit the amount of tax withheld against their actual tax liability. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments remitted by the Subscription Agent with respect to Rights sold, the Rights holder is required to notify the Subscription Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Rights holder is awaiting a taxpayer identification number). To prevent backup withholding on dividend payments, the Rights holder must, in addition, certify on Substitute Form W-9 that he is not subject to backup withholding due to prior underreporting of interest or dividend income.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

     The Rights holder is required to give the Subscription Agent the taxpayer identification number of the record owner of the Rights. If such record owner is an individual, the taxpayer identification number is his social security number. If the Rights are held in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

                                 PAYER'S Name:
                                              -----------------------------

------------------------------------
 Name (If joint names, see attached
            guidelines)

------------------------------------
Business name (Sole proprietors, see
        attached guidelines)

Please check appropriate box:

[ ]   Individual/Sole proprietor     [ ]   Corporation    [ ]   Partnership
[ ]   Other

------------------------------------
Address (number, street, and apt. or
             suite no.)

------------------------------------
     City, state, and ZIP code

 SUBSTITUTE                         PART I -- TAXPAYER IDENTIFICATION
                                    NUMBER                                     Social Security Number
 FORM W-9
                                    Enter your taxpayer identification     Employer Identification Number
 DEPARTMENT OF THE TREASURY         number in the appropriate box. For
 INTERNAL REVENUE SERVICE           most individuals, this is your social
                                    security number. If you do not have a
                                    number, see How to Obtain a "TIN" in
                                    the enclosed Guidelines.
                                    Note: If the account is in more than
                                    one name, see the chart in enclosed
                                    Guidelines to determine what number to
                                    give.
 PART III -- CERTIFICATION -- Under penalties of perjury, I certify that:
 (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
 (2) I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue
     Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.
 CERTIFICATION GUIDELINES -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.
 However, if after being notified by the IRS that you are subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

 SIGNATURE                                                        DATE                  2001
           -----------------------------------------------------       --------------,

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
      ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                             SPECIFIC INSTRUCTIONS

NAME

     If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name. If you are a sole proprietor, you must enter your individual name. (Enter either your Social Security Number or Employer Identification Number in Part I.) You may also enter your business name or "doing business as" name on the business name line. Enter your name as shown on your social security card and business name as it was used to apply for your Employer Identification Number on Form SS-4.

PART I -- TAXPAYER IDENTIFICATION NUMBER (TIN)

     You must enter your TIN in the appropriate box. If you are a sole proprietor, you may enter your Social Security Number or Employer Identification Number. Also see the chart under "Guidelines for Determining Proper Identification Number to Give to Payer," below, for further clarification of name and TIN combinations. If you do not have a TIN, follow the instructions under "How To Obtain a TIN" below.

PART II -- FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For a complete list of exempt payees, see "Payees Exempt from Backup Withholding" below.

     If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your complete TIN in
Part I, write "Exempt" in Part II, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8, Certificate of Foreign Status.

PART III -- CERTIFICATION

     For a joint account, only the person whose TIN is shown in Part I should sign.

          1. INTEREST, DIVIDENDS, AND PAYMENTS OF PROCEEDS RECEIVED BY OR THROUGH A BROKER. You must sign the certification or backup withholding will apply with respect to any dividend or interest payments that you receive. If you are subject to backup withholding and you are merely providing your correct TIN to the payer, you must cross out item 2 in the certification before signing the form.

          2. OTHER PAYMENTS. You must give your correct TIN, but you do not have to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the payer's trade or business for rents, royalties to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

PRIVACY ACT NOTICE

     Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

                       GUIDELINES FOR DETERMINING PROPER
                    IDENTIFICATION NUMBER TO GIVE TO PAYER.

     Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------
                                              GIVE THE
                                           SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:              NUMBER OF
------------------------------------------------------------
 1.  An individual's account             The individual
                                         account
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, any
                                         one of the
                                         individuals(1)
 3.  Husband and wife (joint account)    The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)
 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult or minor (joint account)      The adult or, if
                                         the minor is the
                                         only contributor,
                                         the minor(1)
 6.  Account in the name of guardian or  The ward, minor, or
     committee for a designated ward,    incompetent
     minor, or incompetent person        person(3)
 7.  a The usual revocable savings       The grantor-
       trust account (grantor is also    trustee(1)
       trustee)
 7.  b So-called trust account that is   The actual owner(1)
       not a legal or valid trust under
       State law
------------------------------------------------------------

------------------------------------------------------------
                                              GIVE THE
                                           SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:              NUMBER OF
------------------------------------------------------------
 8.  Sole proprietorship account         The owner(4)
 9.  A valid trust, estate, or pension   Legal entity (do
                                         not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title)(5)
10.  Corporate account                   The corporation
11.  Religious, charitable, or           The organization
     educational organization account
12.  Partnership account held in the     The partnership
     name of the business
13.  Association, club, or other tax-    The organization
     exempt organization
14.  A broker or registered nominee      The broker or
                                         nominee
15.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district,
     or prison) that receives
     agricultural program payments


------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. You may use either the owner's social security number or employer identification number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

HOW TO OBTAIN A TIN

If you don't have a taxpayer identification number, apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local post office of the Social Security Administration or the Internal Revenue Service.

If you do not have a TIN, write "Applied For" in the space for the TIN in Part I, sign and date the form, and give it to the payer. Generally, you will then have 60 days to get a TIN and give it to the payer. If the payer does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

NOTE: Writing "Applied For" on the form means that you have already applied for a TIN or that you intend to apply for one soon. As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and send it to the payer.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments of interest, dividends and gross proceeds from a sale or other disposition include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement account, or a custodial account under Section 403(b)(7).

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An entity registered at all times under the Investment Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

- Payments to an exempt charitable remainder trust, or a non-exempt trust described in section 45957(a)(1).

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt interest dividends under section 852).

- Payments described in section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments to an exempt charitable remainder trust, or a non-exempt trust described in section 45957(a)(1).

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and gross proceeds from a sale or other disposition effectuated by or through a broker that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6044, and 6050A.

PENALTIES

(3) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(5) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(6) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.